i3 VERTICALS REPORTS PUBLIC SECTOR ACQUISITION

Intends to Issue Fiscal 2021 Guidance in Connection with Quarterly Earnings

NASHVILLE, Tenn., (February 5, 2021) – i3 Verticals, Inc. (Nasdaq: IIIV) (the “Company”), today announced the acquisition of substantially all of the assets of Business Information Systems, GP and Business Information Systems, Inc. (collectively “BIS”), a business based in east Tennessee that provides software and electronic payment solutions in a variety of states. BIS will fit within the Company’s Public Sector vertical.

Chairman and CEO Greg Daily commented, “We are pleased to announce the completion of the BIS transaction, which is our largest acquisition to date. BIS is a premier provider of integrated payment and transaction solutions that create efficiencies and cost-savings for state and local governments. BIS significantly expands the scope of our Public Sector vertical and will add new and innovative products that we believe will accelerate our cross-selling vision across our customer base. The BIS leadership team is populated with creative and aggressive thinkers who will enhance our management team and fit in well with the i3 Verticals culture. We could not be more enthusiastic about this transaction and the approximately 150 employees who will join our team. We welcome each one of them and look forward to growing our businesses together.”

The aggregate purchase price at the closing of this transaction was approximately $87.7 million, consisting of $52.5 million in cash and approximately $35.2 million of Class A common stock. The transaction also includes contingent consideration of up to $16.0 million, subject to the satisfaction of certain growth metrics over established time periods.

Equity Awards to BIS Employees
In connection with the acquisition, the Company granted equity awards under its 2020 Acquisition Equity Incentive Plan to certain BIS employees in accordance with Nasdaq Listing Rule 5635(c)(4). The Company granted options to purchase a total of 575,000 shares of the Company’s Class A common stock to fifty-six employees as a material inducement to enter into employment with the Company. These stock options will vest ratably over three years, subject to the employees’ continued service to the Company through each applicable vesting date. The stock options have an exercise price equal to $29.30, the closing price per share of the Company’s Class A common stock as reported by Nasdaq on February 1, 2021, the date of grant.

2021 Guidance
The Company intends to issue adjusted net revenue, adjusted EBITDA and adjusted diluted earnings per share guidance for fiscal 2021 in connection with its earnings release on Monday, February 8, 2021. The Company will discuss the BIS acquisition and its 2021 guidance in further detail during its conference call on Tuesday, February 9, 2021, at 8:30 a.m. ET.
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i3 Verticals Reports Public Sector Acquisition

February 5, 2021
About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers integrated payment and software solutions to small- and medium-sized businesses and other organizations in strategic vertical markets, such as education, non-profit, the public sector, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $14.4 billion in total payment volume for the 12 months ended September 30, 2020.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You generally can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission and include, but are not limited to: (i) the anticipated impact to the Company’s business operations, payment volume and volume attrition due to the global pandemic of a novel strain of the coronavirus (COVID-19); (ii) the Company’s indebtedness and the ability to maintain compliance with the financial covenants in the Company’s senior secured credit facility in light of the impacts of the COVID-19 pandemic; (iii) the ability to meet the Company’s liquidity needs in light of the impacts of the COVID-19 pandemic; (iv) the ability to raise additional funds on terms acceptable to us, if at all, whether debt, equity or a combination thereof; (v) the triggering of impairment testing of the Company’s fair-valued assets, including goodwill and intangible assets, in the event of a decline in the price of the Company’s Class A common stock; (vi) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (vii) competition in the Company's industry and the ability to compete effectively; (viii) the dependence on non-exclusive distribution partners to market the Company's products and services; (ix) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (x) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (xi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems;
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i3 Verticals Reports Public Sector Acquisition

February 5, 2021
(xii) reliance on third parties for significant services; (xiii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (xiv) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (xv) the ability to successfully identify acquisition targets, complete those acquisitions and effectively integrate those acquisitions into the Company's services; (xvi) potential degradation of the quality of the Company's products, services and support; (xvii) the ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain; (xviii) the Company's ability to successfully manage its intellectual property; (xix) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xx) risks related to laws, regulations and industry standards; (xxi) operating and financial restrictions imposed by the Company's senior secured credit facility; and (xxii) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2020 and in our subsequent filings. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(615) 988-9890
cwhitson@i3verticals.com
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